Exhibit 99.1

The ONE Group Reports Second Quarter 2022 Financial Results

Quarterly Revenues Increased 14.6% to $81.1 million

Quarterly Consolidated Comparable Sales Increased 12.8% Compared to 2021 and 53.5% Compared to 2019

Denver, CO – (BUSINESS WIRE) – August 4, 2022 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 30, 2022.

Highlights for the second quarter compared to the same period in 2021 are as follows:

•	Total GAAP revenues increased 14.6% to $81.1 million from $70.8 million;
•

GAAP net income attributable to The ONE Group was $4.3 million, or $0.13 per share ($0.15 adjusted net income per share) ****, compared to GAAP net income of $13.8 million, or $0.41 per share ($0.19 adjusted net income per share)****

•	Restaurant Operating Profit*** decreased 16.7% to $12.8 million from $15.3 million; and
•	Adjusted EBITDA** decreased 19.6% to $10.4 million from $12.9 million.

Comparable sales* for the second quarter compared to the same periods in 2021 and 2019:

•	Compared to 2021:
o	Consolidated comparable sales* increased 12.8%;
o	Comparable sales* for STK increased 19.8%; and
o	Comparable sales* for Kona Grill increased 3.7%.

•	Compared to 2019:
o	Consolidated comparable sales* increased 53.5%;
o	Comparable sales* for STK increased 81.9%; and
o	Comparable sales* for Kona Grill increased 27.6%.

“I am extremely pleased with our top-line performance, as the strong momentum we experienced during the first quarter continued into the second quarter. This was demonstrated by leading comparable store sales growth of 12.8% when compared to 2021 and 53.5% when compared to pre-pandemic 2019. In addition, I am very proud that we were able to deliver $4.3 million of net income during a quarter in which our industry was facing tremendous headwinds. We continue to be fully staffed in order to continue our top-line momentum, deliver exceptional and unforgettable guest experiences and create long-term shareholder value. Going forward, we will continue to remain laser focused on driving sales and managing our restaurant-level margins as we navigate this dynamic environment,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

Hilario continued, “We believe we are early in our growth strategy with significant whitespace ahead. Our 2022 pipeline is the strongest in our history, with nine new venues expected to open in the back half of the year. Looking ahead, we foresee a total addressable market of at least 400 restaurants including 200 STK restaurants globally and at least 200 Kona Grills domestically with best in class returns. We are targeting between 40% and 50% ROIs for new Company-Owned STKs and for Company-Owned Kona Grills.”

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-months. This measure includes total revenue from our owned and managed locations. The Company monitors sales growth at its established restaurant base in addition to growth that results from restaurant acquisitions; the Company has presented comparable sales growth from 2019 to illustrate how sales at its restaurant base before the COVID-19 pandemic compare to sales as COVID-19 restrictions have eased and the Company has reopened in-person dining.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses including incremental costs related to COVID-19, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted EBITDA in this release.

***Restaurant Operating Profit. We define Restaurant Operating Profit as owned restaurant net revenue minus owned restaurant cost of sales and owned restaurant operating expenses. Restaurant Operating Profit has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Operating income to Restaurant Operating Profit in this release.

****Adjusted Net Income. We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, lease termination expenses, one-time stock-based compensation, other non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of the adjustment. Adjusted Net Income has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Net Income to Adjusted Net Income in this release.

Second Quarter 2022 Financial Results

Total GAAP revenues increased $10.4 million, or 14.6%, to $81.1 million in the second quarter of 2022 from $70.8 million in the second quarter of 2021.

Total owned restaurant net revenues increased $9.1 million, or 13.4%, to $76.9 million in the second quarter of 2022 from $67.8 million in the second quarter of 2021. The increase was primarily attributable to strong execution of sales-driving initiatives. Consolidated comparable sales* increased 12.8% from the second quarter of 2021 and increased 53.5% from the second quarter of 2019.

Management, license and incentive fee revenues increased $1.3 million, or 44.1%, to $4.2 million in the second quarter of 2022 from $2.9 million in the second quarter of 2021. The increase was primarily attributable to local governments lifting stay at home orders and easing seating capacity restrictions in the markets in which we operate as well as revenue generated from the opening of two managed STKs, one licensed STK, and three managed F&B venues during 2021.

Restaurant Operating Profit*** decreased $2.6 million, or 16.7%, to $12.8 million and represented 16.6% of Company-owned restaurant net revenues in the second quarter of 2022 compared to $15.3 million and 22.6% of Company-owned restaurant net revenues in the second quarter of 2021 primarily due to consolidated average wage increases and higher product costs at Kona Grill.

General and administrative costs increased $1.1 million, or 18.3%, to $7.3 million for the three months ended June 30, 2022 from $6.1 million for the three months ended June 30, 2021. The increase was attributable to increased activity required for growth, increased outside professional services and increased travel expenses due to rising hotel and airfare costs.

GAAP net income attributable to The ONE Group Hospitality, Inc. in the second quarter of 2022 was $4.3 million, or $0.13 per share, compared to GAAP net income of $13.8 million, or $0.41 per share, in the second quarter of 2021.

Adjusted Net Income**** attributable to The ONE Group Hospitality, Inc. in the second quarter of 2022 was $4.9 million, or $0.15 per share, compared to adjusted net income of $6.5 million, or $0.19 per share, in the second quarter of 2021.

Adjusted EBITDA** decreased $2.5 million, or 19.6%, to $10.4 million in the second quarter of 2022 from $12.9 million in the second quarter of 2021.

As of June 30, 2022, the Company had $24.4 million in cash and cash equivalents, $24.5 million in term loan debt, and $10.6 million available on its revolving credit facility.

Restaurant Development

The Company intends to open at least nine new venues in 2022. There are currently two Company-owned STK restaurants (San Francisco, CA and Dallas, TX), three Company-owned Kona Grill restaurants (Riverton, UT, Columbus, OH and Desert Ridge, Arizona) and one managed STK restaurant (Stratford, UK) under development. In addition, in conjunction with REEF Kitchens, the Company plans to open three licensed units in Texas (of which one has already opened) for takeout and delivery only. These units will feature offerings from Kona Grill and Bao Yum concepts.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-412-542-4186. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 10168394. The replay will be available until August 18, 2022.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both in the U.S. and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands and operations are:

•

STK, a modern twist on the American steakhouse concept with 22 restaurants in major metropolitan cities in the U.S., Europe and the Middle East, featuring premium steaks, seafood and specialty cocktails in an energetic upscale atmosphere.

•	Kona Grill, a polished casual, bar-centric grill concept with 24 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
•

ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 13 venues in the U.S. and Europe.

Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Seth Grugle

(646) 277-1272

seth.grugle@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited, in thousands, except income per share and related share information)

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues:
Owned restaurant net revenue	$76,930	$67,848	$147,446	$117,016
Management, license and incentive fee revenue	4,195	2,912	7,860	4,226
Total revenues	81,125	70,760	155,306	121,242
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	19,851	17,191	37,950	29,192
Owned restaurant operating expenses	44,309	35,336	83,682	63,242
Total owned operating expenses	64,160	52,527	121,632	92,434
General and administrative (including stock-based compensation of $911, $1,137, $1,790 and $2,159 for the three and six months ended June 30, 2022 and 2021, respectively)	7,261	6,139	14,140	11,313
Depreciation and amortization	2,926	2,495	5,641	5,194
COVID-19 related expenses	221	1,088	2,534	2,645
Agreement restructuring expenses	—	494	—	494
Pre-opening expenses	804	154	1,149	255
Lease termination expenses	—	107	255	294
Total costs and expenses	75,372	63,004	145,351	112,629
Operating income	5,753	7,756	9,955	8,613
Other expenses, net:
Interest expense, net	444	1,235	952	2,481
Gain on CARES Act Loan forgiveness	—	(8,561)	—	(8,561)
Total other expenses, net	444	(7,326)	952	(6,080)
Income before provision for income taxes	5,309	15,082	9,003	14,693
Provision for income taxes	869	973	1,042	644
Net income	4,440	14,109	7,961	14,049
Less: net income (loss) attributable to noncontrolling interest	137	273	(12)	143
Net income attributable to The One Group Hospitality, Inc.	$4,303	$13,836	$7,973	$13,906
Currency translation (loss) gain	(169)	8	(261)	(10)
Comprehensive income attributable to The ONE Group Hospitality, Inc.	$4,134	$13,844	$7,712	$13,896

Net income attributable to The ONE Group Hospitality, Inc. per share:
Basic net income per share	$0.13	$0.44	$0.25	$0.46
Diluted net income per share	$0.13	$0.41	$0.23	$0.41

Shares used in computing basic income per share	32,601,203	31,248,677	32,411,570	30,239,364
Shares used in computing diluted income per share	33,959,991	34,028,735	34,123,142	33,683,652

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Revenues:
Owned restaurant net revenue	94.8%	95.9%	94.9%	96.5%
Management, license and incentive fee revenue	5.2%	4.1%	5.1%	3.5%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.8%	25.3%	25.7%	24.9%
Owned restaurant operating expenses (1)	57.6%	52.1%	56.8%	54.0%
Total owned operating expenses (1)	83.4%	77.4%	82.5%	79.0%
General and administrative (including stock-based compensation of 1.1%, 1.6%, 1.2% and 1.8% for the three and six months ended June 30, 2022 and 2021, respectively)	9.0%	8.7%	9.1%	9.3%
Depreciation and amortization	3.6%	3.5%	3.6%	4.3%
COVID-19 related expenses	0.3%	1.5%	1.6%	2.2%
Agreement restructuring expenses	—%	0.7%	—%	0.4%
Pre-opening expenses	1.0%	0.2%	0.7%	0.2%
Lease termination expenses	—%	0.2%	0.2%	0.2%
Total costs and expenses	92.9%	89.0%	93.6%	92.9%
Operating income	7.1%	11.0%	6.4%	7.1%
Other expenses, net:
Interest expense, net	0.5%	1.7%	0.6%	2.0%
Gain on CARES Act Loan forgiveness	—%	(12.1)%	—%	(7.1)%
Total other expenses, net	0.5%	(10.4)%	0.6%	(5.0)%
Income before provision for income taxes	6.5%	21.3%	5.8%	12.1%
Provision for income taxes	1.1%	1.4%	0.7%	0.5%
Net income	5.5%	19.9%	5.1%	11.6%
Less: net income (loss) attributable to noncontrolling interest	0.2%	0.4%	—%	0.1%
Net income attributable to The One Group Hospitality, Inc.	5.3%	19.6%	5.1%	11.5%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 30,	December 31,
	2022	2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$24,417	$23,614
Accounts receivable	7,979	11,356
Inventory	4,732	3,915
Other current assets	2,281	3,666
Due from related parties	376	376
Total current assets	39,785	42,927

Property and equipment, net	77,213	69,638
Operating lease right-of-use assets	86,297	85,395
Deferred tax assets, net	11,727	12,313
Intangibles, net	15,284	15,505
Other assets	4,124	3,199
Security deposits	797	858
Total assets	$235,227	$229,835

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,278	$11,094
Accrued expenses	18,698	23,155
Deferred license revenue	79	90
Deferred gift card revenue and other	1,545	2,029
Current portion of operating lease liabilities	5,914	5,396
Current portion of long-term debt	500	500
Total current liabilities	39,014	42,264

Deferred license revenue, long-term	258	298
Operating lease liabilities, net of current portion	104,464	103,616
Long-term debt, net of current portion	23,004	23,132
Total liabilities	166,740	169,310

Commitments and contingencies (Note 14)

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 32,662,035 issued and 32,649,401 outstanding at June 30, 2022 and 32,138,396 issued and 32,125,762 outstanding at December 31, 2021	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Treasury stock	(37)	(37)
Additional paid-in capital	53,743	53,481
Retained earnings	18,605	10,632
Accumulated other comprehensive loss	(2,906)	(2,645)
Total stockholders’ equity	69,408	61,434
Noncontrolling interests	(921)	(909)
Total equity	68,487	60,525
Total liabilities and equity	$235,227	$229,835

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, Adjusted EBITDA, Restaurant Operating Profit and Adjusted Net Income.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$76,930	$67,848	$147,446	$117,016
Management, license and incentive fee revenue	4,195	2,912	7,860	4,226
GAAP revenues	$81,125	$70,760	$155,306	$121,242

Food and beverage sales from managed units (1)	32,197	21,504	60,469	32,541

Total food and beverage sales at owned and managed units	$109,127	$89,352	$207,915	$149,557

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2021 and 2022:

	2021				2022		2021 vs. 2019				2022 vs. 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q1	Q2	Q3	Q4	Q1	Q2
US STK Owned Restaurants	38.6%	715.0%	136.0%	107.8%	57.1%	17.8%	17.9%	66.5%	72.0%	60.7%	73.5%	91.4%
US STK Managed Restaurants	-19.5%	764.6%	116.5%	133.3%	103.6%	26.6%	-30.7%	26.8%	47.4%	58.2%	41.1%	60.5%
US STK Total Restaurants	20.8%	725.7%	130.6%	113.5%	66.5%	19.8%	1.9%	54.3%	63.8%	60.0%	62.9%	81.9%
Kona Grill Total Restaurants	26.6%	160.6%	36.8%	50.2%	21.9%	3.7%	4.6%	23.0%	26.9%	38.2%	27.5%	27.6%
Combined Same Store Sales	23.5%	324.1%	78.9%	82.7%	45.1%	12.8%	3.3%	38.0%	44.7%	49.8%	45.3%	53.5%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, COVID-19 related expense and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income attributable to The One Group Hospitality, Inc.	$4,303	$13,836	$7,973	$13,906
Net income (loss) attributable to noncontrolling interest	137	273	(12)	143
Net income	4,440	14,109	7,961	14,049
Interest expense, net	444	1,235	952	2,481
Provision for income taxes	869	973	1,042	644
Depreciation and amortization	2,926	2,495	5,641	5,194
EBITDA	8,679	18,812	15,596	22,368
COVID-19 related expenses	221	1,088	2,534	2,645
Agreement restructuring expenses	—	494	—	494
Stock-based compensation	911	1,137	1,790	2,159
Lease termination expense (1)	—	107	255	294
Non-cash rent expense (2)	(54)	(26)	(85)	(3)
Pre-opening expenses	804	154	1,149	255
Gain on CARES Act Loan forgiveness	—	(8,561)	—	(8,561)
Adjusted EBITDA	10,561	13,205	21,239	19,651
Adjusted EBITDA attributable to noncontrolling interest	211	333	133	281
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$10,350	$12,872	$21,106	$19,370

(1)	Amount relates to lease exit costs for 2016 leases for restaurants never built. All amounts have been paid as of June 30, 2022.
(2)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the condensed consolidated statements of operations and comprehensive income.

We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance, and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to our competitors. We use these metrics to facilitate a comparison of our operating performance on a consistent basis from period to period, to analyze the factors and trends affecting our business and to evaluate the performance of our restaurants.

The following table presents a reconciliation of Operating income to Restaurant Operating Profit for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Operating income as reported	$5,753	$7,756	$9,955	$8,613
Management, license and incentive fee revenue	(4,195)	(2,912)	(7,860)	(4,226)
General and administrative	7,261	6,139	14,140	11,313
Depreciation and amortization	2,926	2,495	5,641	5,194
COVID-19 related expenses	221	1,088	2,534	2,645
Agreement restructuring expenses	—	494	—	494
Pre-opening expenses	804	154	1,149	255
Lease termination expense	—	107	255	294
Restaurant Operating Profit	$12,770	$15,321	$25,814	$24,582
Restaurant Operating Profit as a percentage of owned restaurant net revenue	16.6%	22.6%	17.5%	21.0%

Restaurant operating profit by brand is as follows (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
STK restaurant operating profit (Company owned)	9,469	9,672	18,282	15,149
STK restaurant operating profit (Company owned) as a percentage of STK revenue (Company owned)	21.9%	27.4%	22.2%	25.8%
Kona Grill restaurant operating profit	3,353	5,534	7,629	9,271
Kona Grill restaurant operating profit as a percentage of Kona Grill revenue	10.0%	17.2%	11.8%	16.0%

Adjusted Net Income (Loss). We define Adjusted Net Income as net income before gains on CARES Act Loan forgiveness, COVID-19 costs, lease termination expenses, one-time stock-based compensation, other non-recurring costs, non-cash rent during the pre-opening period and the income tax effect of the adjustment.

We believe that Adjusted Net Income is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain one-time expenses that are not reflective of the underlying business performance. Adjusted Net Income is included in this press release because it is a key metric used by management, and we believe that it provides useful information facilitating performance comparisons from period to period. Adjusted Net Income has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

	For the three months ended June 30,		For the six months ended June 30,
	2022	2021	2022	2021
Net income attributable to The One Group Hospitality, Inc. as reported	$4,303	$13,836	$7,973	$13,906
Adjustments:

COVID-19 related expenses	221	1,088	2,534	2,645
Accelerated Stock Compensation	-	-	-	485
Non-cash Rent During the Pre-open Period	224	-	224	-
Non-recurring Legal and Professional Fees	479	-	479	-
Gain on CARES Act Loan Forgiveness	-	(8,561)	-	(8,561)
Adjusted net income before income taxes	5,227	6,363	11,210	8,475
Income tax effect on adjustments(1)	(165)	892	(615)	622
Impact of excluding certain discrete income tax items	(125)	(800)	(665)	(1,077)
Adjusted net income attributable to The One Group Hospitality, Inc.	$4,937	$6,455	$9,930	$8,020

Adjusted net income per share: Basic	$0.15	$0.21	$0.31	$0.27
Adjusted net income per share: Diluted	$0.15	$0.19	$0.29	$0.24

Shares used in computing basic income per share	32,601,203	31,248,677	32,411,570	30,239,364
Shares used in computing diluted income per share	33,959,991	34,028,375	34,123,142	33,683,652

(1) Reflects the tax expense associated with the adjustments for the three and six months ended June 30, 2022, and June 30, 2021. The Company uses its statutory tax rate for the current year and for the previous year.